Exhibit107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Perspective Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, reserved for issuance under the Perspective Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan	Other	25,052,867	(2)	$1.2100	(3)	$30,313,969.07	0.0001476	$4,474.34
Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Perspective Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan (Stock Option Awards)	Other	5,246,210	(4)	$0.3387	(5)	$1,776,891.33	0.0001476	$262.27

Total Offering Amounts							$32,090,860.40		$4,736.61
Total Fee Offsets									—
Net Fee Due									$4,736.61

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Represents shares of common stock, $0.001 par value per share (“Common Stock”), of Perspective Therapeutics, Inc. (the “Registrant”) reserved for future issuance under the Registrant’s Second Amended and Restated 2020 Equity Incentive Plan (the “Plan”), as of the date of this registration statement, which shares of Common Stock were added to the shares reserved under the Plan pursuant to (i) an increase in shares of Common Stock available under the Plan approved by the Registrant’s stockholders at the Registrant’s 2023 Annual Meeting of Stockholders and (ii) shares of Common Stock added to the Plan on April 1, 2024 pursuant to the Plan’s “evergreen” provision.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices for a share of the Registrant’s Common Stock as reported on the NYSE American on March 28, 2024, a date within five business days of the filing of this registration statement.

(4)	Represents shares of Common Stock of the Registrant reserved for issuance pursuant to stock option awards (“Options”) outstanding under the Plan, as of the date of this registration statement.

(5)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee based on the weighted-average exercise price for outstanding Options granted pursuant to the Plan as of the date of this registration statement, which shares of Common Stock were added to the shares reserved under the Plan pursuant to (i) an increase in shares of Common Stock available under the Plan approved by the Registrant’s stockholders at the Registrant’s 2023 Annual Meeting of Stockholders and (ii) shares of Common Stock added to the Plan on April 1, 2024 pursuant to the Plan’s “evergreen” provision.